Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
November 3, 2005		(858) 503-3233

MAXWELL TECHNOLOGIES REPORTS 9% QUARTER-TO-QUARTER REVENUE GROWTH,

IMPROVING OPERATING RESULTS IN 3RD QUARTER

Ultracapacitor Sales Up 17% Sequentially; Demand Strong Across All Product Lines

CONFERENCE CALL AT 5 p.m. (EASTERN) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $1.3 million, or $0.08 per share, on revenue of $12.0 million for its third quarter ended September 30, 2005, compared with a net loss of $1.7 million or $0.11 per share, on revenue of $11.0 million for the second quarter ended June 30, 2005.

Dr. Richard Balanson, Maxwell’s president and chief executive officer, said that the nine percent quarter-to-quarter revenue growth exceeded the company’s expectations for Q3, and that strong current sales and booking activity are expected to drive continuing top line growth and further bottom line performance improvement in the fourth quarter ending December 31, 2005.

“Our BOOSTCAP® ultracapacitor products continue to gain acceptance and progress through the development and design-in phases to commercial production in the key strategic transportation and industrial markets we have targeted,” Balanson said. “Additionally, initial hardware deliveries for the next generation U.S. weather satellite program are now fueling a steady sales growth ramp in our radiation-mitigated microelectronics for space product line, and the Energy Bill appears to be helping to revive U.S. demand for our high voltage capacitors for electric utility infrastructure, adding to continuing strong demand in Asia.”

Balanson said that ultracapacitor revenue grew for the fifth consecutive quarter, increasing by 17 percent, from approximately $3.0 million in Q2 to approximately $3.5 million in Q3, driven by new multi-cell module products and continuing production ramps in a number of transportation and industrial applications, including hybrid-electric bus drive trains, wind turbines and automated utility meter reading systems.

“Accelerating volume from existing ultracapacitor applications, along with new design-ins progressing into production and the new products we are introducing continue to spur rapid BOOSTCAP sales growth,” Balanson said. “Our investments in internal capacity expansion and mechanization are paying off in improved efficiency and increased output to keep pace with near-term demand. We are also making excellent progress in material cost reduction through offshore procurement, and are continuing our evaluation of various alternatives for offshore assembly to support the even more rapid growth we anticipate over the next couple of years.”

Gross margin on third quarter sales remained at 29 percent, the same as in Q2. Cash and investments in marketable securities as of September 30, totaled $11.8 million.

Management will conduct a conference call and simultaneous webcast to discuss third quarter financial results and the future outlook and answer analysts’ questions at 5 p.m. (eastern) today. The call may be accessed by dialing toll-free, (800) 540-0559 from the U.S. and Canada, or (785) 832-1508 for international callers. The webcast and subsequent replay may be accessed at the company’s web site via the following link: http://www.maxwell.com/investors/presentations.html

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MAXWELL REPORTS 9% SEQUENTIAL REVENUE GROWTH IN 3rd QUARTER

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules and POWERCACHE® backup power systems provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and other expressions of management’s belief or opinion that reflect its current understanding or belief with respect to such matters. Such statements include, without limitation, projections of revenue, operating expenses, and the company’s business prospects in general, all of which are subject to numerous risks and uncertainties, including the fact that the company has a history of losses, may not be able to achieve or maintain profitability, and may not be able to obtain sufficient capital to meet customer demand or other corporate needs. Other risks and uncertainties include price erosion as a result of increasing competition, our ability to fulfill the terms of research programs and long-term contracts, development and acceptance of products based on new technologies, concentration of our sales with a relatively small number of customers, demand for original equipment manufacturers’ products reaching anticipated levels, general economic conditions in the markets served by our products, cost-effective manufacturing of new products, and risks and uncertainties involved in foreign operations, including the impact of currency fluctuations. Future changes in accounting standards or practices may adversely affect our revenue or expenses, and compliance with government regulations may result in additional expenses. We may also be subject to product liability or warranty claims in excess of our reserves, and we are undergoing government audits of two businesses sold or discontinued in 2001, and cannot be certain that documentation we have provided will be sufficient to avoid significant liabilities arising from those audits. These and other risks and our evaluation of disclosure controls and procedures are detailed from time-to-time in the Company’s SEC reports, including our third quarter Form 10-Q and our Form 10-K for the fiscal year ended December 31, 2004. Actual results may differ materially from those projected. These forward-looking statements represent management’s opinions and beliefs as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$11,330	$10,740
Investments in marketable securities	474	2,055
Trade and other accounts receivable, net	7,040	6,911
Inventories, net	9,279	8,105
Prepaid expenses and other current assets	835	921

Total current assets	28,958	28,732
Property and equipment, net	10,074	10,892
Other intangible assets, net	1,606	1,891
Goodwill	18,828	21,101
Prepaid pension asset	5,259	5,060
Other non-current assets	—	50

	$64,725	$67,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,147	$7,291
Accrued warranty	769	701
Accrued employee compensation	2,221	1,591
Short-term borrowings and current portion of long-term debt	1,725	1,970
Deferred tax liability - current portion	249	357
Net liabilities of discontinued operations	702	1,045

Total current liabilities	11,813	12,955
Deferred tax liability - long-term portion	1,189	1,167
Long-term debt, excluding current portion	534	813
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 16,540 and 15,695 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	1,654	1,569
Additional paid-in capital	135,583	126,317
Unearned stock compensation	(2,530)	—
Accumulated deficit	(86,480)	(81,306)
Accumulated other comprehensive income	2,962	6,211

Total stockholders’ equity	51,189	52,791

	$64,725	$67,726

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net revenues:
Products	$12,024	$6,716	$32,828	$22,725
License fees	—	—	—	1,000

Total net revenues	12,024	6,716	32,828	23,725
Cost of sales	8,556	5,198	23,384	17,388

Gross profit	3,468	1,518	9,444	6,337
Operating expenses (income):
Selling, general and administrative	3,117	2,484	9,643	7,045
Research and development	1,760	1,491	5,269	4,101
Amortization of other intangibles	19	19	57	57
Loss on disposal of property and equipment	42	123	42	42

Total operating expenses	4,938	4,117	15,011	11,245

Loss from operations	(1,470)	(2,599)	(5,567)	(4,908)
Interest (expense) income, net	45	(11)	132	51
Other income, net	—	93	308	37

Loss from continuing operations before income taxes	(1,425)	(2,517)	(5,127)	(4,820)
Income tax (benefit) provision	(197)	(137)	(8)	(73)

Loss from continuing operations	(1,228)	(2,380)	(5,119)	(4,747)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	(107)	(34)	(55)	753

Net loss	$(1,335)	$(2,414)	$(5,174)	$(3,994)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.07)	$(0.17)	$(0.32)	$(0.33)
Income (loss) from discontinued operations, net of tax	(0.01)	—	(0.01)	0.05

Net loss per common share	$(0.08)	$(0.17)	$(0.33)	$(0.28)

Shares used in computing net loss per common share - basic and diluted	16,252	14,461	15,918	14,431

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended Sept 30,
	2005	2004
Operating activities:
Loss from continuing operations	$(5,119)	$(4,747)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	2,854	2,503
Stock based compensation	81	—
Loss on sales of property and equipment	42	42
Provision for losses on accounts receivable	51	223
Changes in operating assets and liabilities:
Trade and other accounts receivable	(680)	(56)
Inventories	(1,616)	(1,561)
Prepaid expenses and other assets	(209)	350
Deferred income taxes	(71)	(74)
Accounts payable and accrued liabilities	(645)	(2,808)
Accrued employee compensation	711	(220)

Net cash used in operating activities	(4,601)	(6,348)

Investing activities:
Purchases of property and equipment	(2,561)	(2,143)
Proceeds from sale of property and equipment	—	17
Redemptions of marketable securities	5,437	1,551
Purchases of marketable securities	(3,806)	(881)

Net cash used in investing activities	(930)	(1,456)

Financing activities:
Principal payments on long-term debt and short-term borrowings	(3,459)	(1,241)
Proceeds from long-term debt and short-term borrowings	3,274	1,921
Proceeds from issuance of company stock	6,738	907

Net cash provided by financing activities	6,553	1,587

Increase (decrease) in cash and cash equivalents from continuing operations	1,022	(6,217)
Net cash (used in) provided by discontinued operations	(399)	309
Effect of exchange rate changes on cash and cash equivalents	(33)	(186)

Increase (decrease) in cash and cash equivalents	590	(6,094)
Cash and cash equivalents at beginning of period	10,740	9,784

Cash and cash equivalents at end of period	$11,330	$3,690